    This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is made solely by the Offer to Purchase and Proxy Statement dated March 18, 1997 or for CPL the Offer to Purchase dated March 18, 1997, as applicable (each, an "Offer to Purchase"), and the related Letter of Transmittal and Proxy or for CPL the related Letter of Transmittal, as applicable (each, a "Letter of Transmittal"), and is being made to all holders of Shares. CSW is not aware of any jurisdiction where the making of the Offer or the tender of Shares is not in compliance with any applicable law. If CSW becomes aware of any jurisdiction where the making of the Offer or the tender of Shares is not in compliance with any applicable law, CSW will make a good faith effort to comply with such law. If, after such good faith effort, CSW cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of Shares residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of CSW by Goldman, Sachs & Co., Smith Barney Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       CENTRAL AND SOUTH WEST CORPORATION
                      NOTICE OF OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING
                    SERIES OF CUMULATIVE PREFERRED STOCK OF
                        CENTRAL POWER AND LIGHT COMPANY

          75,000 Shares, Cumulative Preferred Stock, 4.20% Series at a
          Purchase Price of $70.39 Per Share CUSIP Number 155033 20 2
         100,000 Shares, Cumulative Preferred Stock, 4.00% Series at a
          Purchase Price of $62.82 Per Share CUSIP Number 155033 10 3

                       PUBLIC SERVICE COMPANY OF OKLAHOMA

         100,000 Shares, Cumulative Preferred Stock, 4.24% Series at a
          Purchase Price of $71.06 Per Share CUSIP Number 744533 30 8 97,900 Shares, Cumulative Preferred Stock, 4.00% Series at a Purchase Price of $62.82 Per Share CUSIP Number 744533 20 9

                      SOUTHWESTERN ELECTRIC POWER COMPANY

         340,000 Shares, Cumulative Preferred Stock, 6.95% Series at a
          Purchase Price of $103.13 Per Share CUSIP Number 845437 80 5 75,000 Shares, Cumulative Preferred Stock, 5.00% Series at a Purchase Price of $78.53 Per Share CUSIP Number 845437 30 0 25,000 Shares, Cumulative Preferred Stock, 4.65% Series at a Purchase Price of $77.93 Per Share CUSIP Number 845437 20 1 60,000 Shares, Cumulative Preferred Stock, 4.28% Series at a Purchase Price of $71.73 Per Share CUSIP Number 845437 10 2

                          WEST TEXAS UTILITIES COMPANY

          60,000 Shares, Cumulative Preferred Stock, 4.40% Series at a Purchase Price of $69.11 Per Share CUSIP Number 956279 20 2

    Central and South West Corporation ("CSW"), a Delaware corporation, invites the holders of:

         (i) each series of cumulative preferred stock listed above of Central Power and Light Company ("CPL"), a Texas corporation and wholly-owned utility subsidiary of CSW (each, a "Series of CPL Preferred"), to tender any and all of their shares of a Series of CPL Preferred ("CPL Shares") for purchase at the price per share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 18, 1997 and in the related Letter of Transmittal (which together constitute the "CPL Offer");

        (ii) each series of cumulative preferred stock listed above of Public Service Company of Oklahoma ("PSO"), an Oklahoma corporation and wholly-owned utility subsidiary of CSW (each, a "Series of PSO Preferred"), to tender any and all of their shares of a Series of PSO Preferred ("PSO Shares") for purchase at the price per share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement dated March 18, 1997 and in the related Letter of Transmittal and Proxy (which together constitute the "PSO Offer");

        (iii) each series of cumulative preferred stock listed above of Southwestern Electric Power Company ("SWEPCO"), a Delaware corporation and wholly-owned utility subsidiary of CSW (each, a "Series of SWEPCO Preferred"), to tender any and all of their shares of a Series of SWEPCO Preferred ("SWEPCO Shares") for purchase at the price per share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement dated March 18, 1997 and in the related Letter of Transmittal and Proxy (which together constitute the "SWEPCO Offer"); and

        (iv) the cumulative preferred stock listed above of West Texas Utilities Company ("WTU"), a Texas corporation and wholly-owned utility subsidiary of CSW, to tender any and all of their shares ("WTU Shares") for purchase at the price per share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement dated March 18, 1997 and in the related Letter of Transmittal and Proxy (which together constitute the "WTU Offer").

    For the purposes of this Notice, CPL, PSO, SWEPCO and WTU are collectively referred to as the "Company"; the Series of CPL Preferred, the Series of PSO Preferred, the Series of SWEPCO Preferred and the WTU Shares are collectively referred to as the "Series of Preferred"; the CPL Shares, PSO Shares, SWEPCO Shares and WTU Shares are collectively referred to as the "Shares"; and the CPL Offer, the PSO Offer, the SWEPCO Offer and the WTU Offer are collectively referred to as the "Offer".

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 1997 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

    THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF SUCH SERIES OF PREFERRED BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. THE PSO OFFER, THE SWEPCO OFFER AND THE WTU OFFER, HOWEVER, ARE CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT, AS DESCRIBED BELOW, BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING RELATING TO SUCH COMPANY. PREFERRED SHAREHOLDERS OF PSO, SWEPCO AND WTU WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT. SEE "TERMS OF THE OFFER--CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE AND PROXY STATEMENT WITH RESPECT TO PSO, SWEPCO AND WTU.

    Concurrently with each Offer, the Board of Directors of CPL, PSO, SWEPCO and WTU are soliciting proxies for use at the Special Meeting of Shareholders of each Company to be held, for CPL, at its principal offices at 539 North Carancahua Street, Corpus Christi, Texas 78401-2802, on Monday, April 7,

1997, and for PSO, at its principal offices at 212 East Sixth Street, Tulsa, Oklahoma 74119-1212, for SWEPCO at its principal offices at 428 Travis Street, Shreveport, Louisiana 71156-0001 and for WTU, at its principal offices at 301 Cypress Street, Abilene, Texas 79601-5820, on Wednesday, April 16, 1997 or any adjournment or postponement of such meetings (each, a "Special Meeting"). Each Special Meeting is being held to consider amendments (each, a "Proposed Amendment") to each Company's Restated Certificate of Incorporation or Restated Articles of Incorporation, as applicable (each, the "Articles") which would remove similar provisions of each Company's Articles that limit each Company's ability to issue unsecured debt. The Board of Directors of each Company recommends voting FOR the Proposed Amendment relating to such Company. HOLDERS OF A SERIES OF PREFERRED OF PSO, SWEPCO OR WTU WHO WISH TO TENDER THEIR SHARES MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT RELATING TO SUCH COMPANY. HOWEVER, HOLDERS OF SUCH SERIES OF PREFERRED HAVE THE RIGHT TO VOTE FOR THE PROPOSED AMENDMENT RELATING TO SUCH COMPANY REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. IF A PROPOSED AMENDMENT IS APPROVED AND ADOPTED BY HOLDERS OF THE CLASS OF PREFERRED STOCK OF PSO, SWEPCO OR WTU, SUCH COMPANY WILL MAKE A SPECIAL CASH PAYMENT IN THE AMOUNT OF $1.00 PER SHARE TO EACH HOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT SUCH SHARES HAVE NOT BEEN TENDERED PURSUANT TO THE APPLICABLE OFFER. THOSE HOLDERS OF PSO, SWEPCO AND WTU WHO VALIDLY TENDER THEIR SHARES WILL BE ENTITLED ONLY TO THE PURCHASE PRICE PER SHARE LISTED ABOVE BUT NOT THE CASH PAYMENT. IF CPL's PROPOSED AMENDMENT IS APPROVED AND ADOPTED, CPL WILL MAKE A SPECIAL CASH PAYMENT IN THE AMOUNT OF $0.25 PER SHARE TO EACH HOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT REGARDLESS OF WHETHER SUCH HOLDER HAS TENDERED SHARES PURSUANT TO THE CPL OFFER.

    IN ORDER TO VALIDLY TENDER SHARES OF PSO, SWEPCO OR WTU PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO MARCH 21, 1997 AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED OF PSO, SWEPCO AND WTU WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER.

    Any holder of a Series of Preferred desiring to accept the Offer and tender all or any portion of his or her Shares should either (i) request his or her broker, dealer, commercial bank, trust company or nominee to effect the transaction for him or her, or (ii) complete and sign the applicable Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, mail or deliver the same and any other required documents to The Bank of New York (the "Depositary"), and deliver the certificates for such Shares to the Depositary, along with the Letter of Transmittal, or tender such Shares pursuant to the procedure for book-entry transfer set forth in the applicable Offer to Purchase under "Terms of the Offer--Procedure for Tendering Shares," on or prior to the Expiration Date (set forth above). A holder of a Series of Preferred whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or nominee must contact such broker, dealer, commercial bank, trust company or nominee if he or she desires to tender such Shares. Any holder of a Series of Preferred who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth in the applicable Offer to Purchase under "Terms of the Offer--Procedure for Tendering Shares." CSW will pay to each soliciting dealer a solicitation fee for any Shares tendered, accepted for payment and paid pursuant to the Offer. See "Fees and Expenses Associated with the Offer--Solicited Tender Fees" in each Company's Offer to Purchase.

    EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL, AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL FOR SUCH SERIES OF PREFERRED OR A NOTICE OF GUARANTEED DELIVERY AND PROXY OR FOR CPL, A NOTICE OF GUARANTEED DELIVERY, MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED.

    NEITHER CSW, CPL, PSO, SWEPCO, WTU, THEIR RESPECTIVE BOARDS OF DIRECTORS, NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    Tenders of Shares of a Series of Preferred made pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 12, 1997, unless theretofore accepted for payment by CSW as provided in the applicable Offer to Purchase.

    The Offer to Purchase with respect to each Company is first being mailed on or about March 18, 1997 to registered Preferred Shareholders as of March 17, 1997.

    THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

    Questions and requests for assistance may be directed to the Information Agent or the Dealer Managers as set forth below. Requests for copies of the Offer to Purchase and the related Letter of Transmittal or other tender offer or proxy materials may be directed to the Information Agent and such copies will be furnished promptly at CSW's expense. Preferred Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
                           (800) 290-6432 (Toll Free)
                                       or
                            (212) 269-5550 (Collect)

                     The Dealer Managers for the Offer are:

            GOLDMAN, SACHS & CO.                             SMITH BARNEY INC.
               85 Broad Street                             388 Greenwich Street
          New York, New York 10004                       New York, New York 10013
         (800) 828-3182 (Toll Free)                     (800) 655-4811 (Toll Free)

March 18, 1997